Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Philadelphia Investment Partners New Generation Fund:

We consent to the use of our report dated May 25, 2012 for Philadelphia Investment Partners New Generation Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

July 30, 2012